UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Apogee Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Apogee Therapeutics, Inc.

One Letterman Drive, Building B, Suites B6-850 and B6-800
The Presidio of San Francisco
San Francisco, California 94129-1492
(650) 394-5230

SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 11, 2026

August 6, 2026

These definitive additional materials (these “Definitive Additional Materials”) amend and supplement the definitive proxy statement, dated July 13, 2026 (as amended and supplemented, the “Definitive Proxy Statement”), initially mailed to stockholders on or about July 14, 2026, by Apogee Therapeutics, Inc., a Delaware corporation (“Apogee,” the “Company,” “we,” “us” or “our”), for a special meeting of our stockholders (the “Special Meeting”) to be held virtually on August 11, 2026, at 9:00 a.m., Eastern time. The purpose of the Special Meeting is to consider and vote upon, among other things, the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated June 18, 2026, among Apogee, Andor LLC (“Parent”), a Delaware limited liability company and a wholly owned subsidiary of AbbVie Inc. (“AbbVie”), Andor Merger Co. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent and, solely for the limited purposes set forth in the Merger Agreement, AbbVie, a Delaware corporation. Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Apogee (the “Merger”), with Apogee surviving the Merger as an indirect wholly owned subsidiary of AbbVie.

These Definitive Additional Materials have been filed by Apogee with the United States Securities and Exchange Commission (the “SEC”) on August 6, 2026.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If any stockholders have more questions about the Merger or how to submit their proxies or if any stockholders need additional copies of the proxy statement, this supplement, the proxy card or voting instructions, please contact our Proxy Solicitor:

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New York, NY 10110
Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
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Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

The information contained herein speaks only as of August 6, 2026, unless the information specifically indicates that another date applies.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT

These Definitive Additional Materials should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in these Definitive Additional Materials differs from or conflicts with information contained in the Definitive Proxy Statement, the information in these Definitive Additional Materials shall supersede or supplement the information in the Definitive Proxy Statement, as applicable. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Merger

Required Regulatory Approvals

Expiration or Termination of Waiting Period under the HSR Act in the United States

The disclosure in the section captioned “The Merger—Required Regulatory Approvals—Expiration or Termination of Waiting Period under the HSR Act in the United States” is hereby amended by deleting the following strikethrough language from and adding the following bolded and double underlined language to the last paragraph on page 68 of the Definitive Proxy Statement:

On July 6, 2026, Parent and Apogee each filed a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the DOJ and the FTC in connection with the Merger. The required waiting period under the HSR Act for the Merger ~~will expire~~ expired at 11:59 p.m., Eastern time, on August 5, 2026~~, unless such period is terminated earlier or extended~~.

Required Clearances, Consents or Approvals, or Other Waiting Periods

The disclosure in the section captioned “The Merger—Required Regulatory Approvals—Required Clearances, Consents or Approvals, or Other Waiting Periods” is hereby amended by adding the following bolded and double underlined language to the third paragraph on page 69 of the Definitive Proxy Statement:

On July 27, 2026, Parent obtained from the FCO unconditional clearance for the Merger in Germany. Accordingly, the closing condition relating to the receipt of Regulatory Approvals with respect to the German Act against Restraints of Competition 1957, as amended, has been satisfied. On July 27, 2026, Parent also filed a notification under the Australian Competition and Consumer Act 2010, as amended, with the Australian Competition and Consumer Commission (the “ACCC”), for which the Phase 1 statutory review period will expire on September 7, 2026, unless such period is terminated earlier by the ACCC. On August 4, 2026, the Phase 1 statutory review period under the Austrian Cartel Act 2005, as amended, expired. Accordingly, the closing condition relating to the receipt of Regulatory Approvals with respect to the Austrian Cartel Act 2005, as amended, has been satisfied.

Cautionary Statement Regarding Forward-Looking Statements

These Definitive Additional Materials contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position made in these Definitive Additional Materials are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. Statements in these Definitive Additional Materials that are forward-looking may include, but are not limited to, statements regarding anticipated future operating performance and results of Apogee, the expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement, and the potential of zumilokibart (APG777) and other Apogee’s pipeline assets.

There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside Apogee’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Apogee or AbbVie or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Apogee stockholder approval in a timely manner or otherwise; the risk that the proposed acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the possibility of competing acquisition proposals for Apogee; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Apogee and AbbVie to successfully integrate the businesses and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Apogee’s or AbbVie’s current plans and operations; the risk that some restrictions during the pendency of the proposed transaction may impact Apogee’s ability to pursue some business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Apogee’s and/or AbbVie’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Apogee and AbbVie to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; the risk that zumilokibart (APG777) or APG273 and other Apogee’s pipeline assets may not demonstrate the anticipated success, safety, or efficacy in ongoing or future clinical trials; the risk that positive Phase 2 and Phase 1b interim results for zumilokibart (APG777) may not be predictive of results in later-stage or larger clinical trials; challenges to intellectual property; adverse litigation or government action; competition from other products; difficulties inherent in the research and development process; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of any pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Apogee’s or AbbVie’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.

Also, AbbVie’s and Apogee’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in AbbVie’s and Apogee’s filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in AbbVie’s and Apogee’s most recently filed Annual Report on Form 10-K filed on February 20, 2026, and March 2, 2026, respectively, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AbbVie and Apogee have based these forward-looking statements on their current expectations and projections about future events. Although the parties believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, AbbVie and Apogee undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.